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Exhibit 4.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of June 17, 2011 by and among BERRY PETROLEUM COMPANY, a Delaware corporation ("Borrower"), WELLS FARGO BANK, N.A., individually and as administrative agent ("Administrative Agent"), and the Lenders party to the Original Credit Agreement defined below ("Lenders").

W I T N E S S E T H:

        WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of November 15, 2010 (as amended, supplemented, or restated to the date hereof, the "Original Credit Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans and other extensions of credit to Borrower as therein provided; and

        WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement upon the terms and conditions as set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans and other extensions of credit that may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

        § 1.1.    Terms Defined in the Original Credit Agreement.    Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

        § 1.2.    Other Defined Terms.    Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Second Amendment to Second Amended and Restated Credit Agreement.

          "Credit Agreement" means the Original Credit Agreement as amended hereby.

          "Original Omnibus Certificate" means the Omnibus Certificate dated November 15, 2010 executed and delivered by officers of Borrower pursuant to the Original Credit Agreement.

ARTICLE II.

AGREEMENTS

        § 2.1.    Definitions.    The following definition in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

          "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

        § 2.2.    Letters of Credit.    Subsection (c) of Section 2.11 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

          (c)   (i) if such Letter of Credit is a standby Letter of Credit, the expiration date of such Letter of Credit (as extended if applicable) is prior to the Letter of Credit Termination Date, and (ii) if such Letter of Credit is a commercial Letter of Credit, the expiration date of such Letter of Credit (as extended if applicable) is prior to the earlier of (x) the Letter of Credit Termination Date and (y) the date that is 180 days after the issuance (or extension date if applicable) thereof;

        § 2.3.    Requesting Letters of Credit.    Section 2.12 of the Original Credit Agreement is hereby amended to add a new subsection (e) thereto immediately following subsection (d) thereof to read as follows:

          (e)    Applicability of ISP and UCP.    Unless otherwise expressly agreed by LC Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. For purposes of this subsection, "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

        § 2.4.    Letter of Credit Fees.    Section 2.14 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

          Section 2.14    Letter of Credit Fees.

          (a)    Standby Letters of Credit.    In consideration of LC Issuer's issuance of any standby Letter of Credit, Borrower agrees to pay (i) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to the Eurodollar Margin then in effect, and (ii) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth of one percent (0.125%) per annum, but in no event less than $500 per annum; provided, however, any Letter of Credit Fees otherwise payable for the account of an Impacted Lender with respect to any Letter of Credit as to which such Impacted Lender has not provided Cash Collateral satisfactory to LC Issuer pursuant to Section 2.16 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to LC Issuer for its own account. Each such fee will be calculated based on the face amount of all Letters of Credit outstanding on each day at the above applicable rate and will be due and payable on the last day of each Fiscal Quarter in arrears. In addition, Borrower will pay to LC Issuer LC Issuer's customary fees for administrative issuance, amendment and drawing of each standby Letter of Credit.

          (b)    Commercial Letters of Credit.    In consideration of LC Issuer's issuance of any commercial Letter of Credit, Borrower agrees to pay (i) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to one-eighth of one percent (0.125%) times the amount available to be drawn under such Letter of Credit, due and payable in full on the date of issuance or extension of such Letter of Credit (as applicable), and (ii) to such LC Issuer for its own account, a letter of credit fee at a rate equal to one-eighth of one percent (0.125%) times the amount drawn under such Letter of Credit (but in no event less than $500), due and payable in full on the date of such drawing; provided, however, any Letter of Credit Fees otherwise payable for the account of an

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  Impacted Lender with respect to any Letter of Credit as to which such Impacted Lender has not provided Cash Collateral satisfactory to LC Issuer pursuant to Section 2.16 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to LC Issuer for its own account. In addition, Borrower will pay to LC Issuer LC Issuer's customary fees for administrative issuance, amendment and processing of each commercial Letter of Credit.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

        §3.1    Effective Date.    This Amendment shall become effective as of the date first above written when and only when:

          (c)    Amendment Documentation.    Administrative Agent shall have received all of the following, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

              (i)  this Amendment;

             (ii)  a certificate of the Secretary of Borrower dated the date of this Amendment certifying: (i) that resolutions attached thereto previously adopted by the Board of Directors of the Borrower authorize the execution, delivery and performance of this Amendment by Borrower; (ii) the names and true signatures of the officers of the Borrower authorized to execute and deliver Loan Documents; (iii) that the certificate of incorporation and bylaws of Borrower are in effect on the date hereof and no modifications have been made to them; and (iv) that all of the representations and warranties set forth in Article IV hereof are true and correct on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which cases such representations and warranties shall have been true and correct in all material respects on and of such date; and

            (iii)  such other supporting documents as Administrative Agent may reasonably request.

          (d)    Existence & Good Standing Certificates.    Administrative Agent shall have received an existence and good standing certificate from the applicable Governmental Authority of each Restricted Person's jurisdiction of incorporation, organization or formation, each dated a recent date prior to the effectiveness of this Amendment.

          (e)    No Default.    No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

          (f)    Fees & Expenses.    Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

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 ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

        §4.1    Representations and Warranties of Borrower.    In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

          (a)   The representations and warranties contained in Article V of the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties have been made as of the date hereof, except to the extent that such representations or warranties were made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative Agent, in which case such representations and warranties shall have been true and correct in all material respects on and of such date.

          (b)   Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c)   The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (a) conflict with (i) any Law, (ii) the Organizational Documents of Borrower, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon Borrower in any material respect, (b) result in the acceleration of any Indebtedness owed by Borrower, or (c) result in the creation of any Lien upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by Borrower of this Amendment or to consummate any transactions contemplated hereby.

          (d)   When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

          (e)   The most recent financial statements of Borrower delivered to Lenders pursuant to Section 6.2(a) and (b) of the Credit Agreement fairly present Borrower's financial position as of the respective dates thereof. Copies of such financial statements have heretofore been delivered to each Lender. Since such date no Material Adverse Change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

ARTICLE V.

MISCELLANEOUS

        §5.1    Ratification of Agreements.    The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

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        §5.2    Survival of Agreements.    All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

        §5.3    Loan Documents.    This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

        §5.4    Interpretive Provisions.    Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

        §5.5    Governing Law.    This Amendment shall be governed by and construed in accordance with and governed by the laws of the State of California and the laws of the United States of America without regard to principles of conflicts of law.

        §5.6    Counterparts; Fax.    This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BERRY PETROLEUM COMPANY, Borrower
By:	Shawn M. Canaday Vice President of Finance, Treasurer and Assistant Secretary

WELLS FARGO BANK, N.A., as Administrative Agent, LC Issuer, Swing Line Lender, and a Lender
By:	Oleg kogan Director

BNP PARIBAS, as a Lender
By:
	Name:	Edward Pak
	Title:	Director
By:
	Name:	Courtney Kubesch
	Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as a Lender
By:
	Name:	Stephen W. Warfel
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A., as a Lender
By:
	Name:	Brian Orlando
	Title:	Authorized Officer

THE ROYAL BANK OF SCOTLAND plc, as a Lender
By:	James L. Moyes Authorised Signatory

BANK OF MONTREAL, as a Lender
By:
	Name:	Gumaro Tijerina
	Title:	Director

UNION BANK, N.A., as a Lender
By:
	Name:	Douglas Gale
	Title:	Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By:
	Name:	Mark Roche
	Title:	Managing Director
By:
	Name:	Sharada Manne
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:
	Name:	Justin M. Alexander
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:
	Name:	Mikhail Faybusovich
	Title:	Director
By:
	Name:	VIPUL DHADDA
	Title:	ASSOCIATE

BANK OF SCOTLAND plc, as a Lender
By:
	Name:	JULIA R. FRANKLIN
	Title:	ASSISTANT VICE PRESIDENT

NATIXIS, as a Lender
By:
Donovan C. Broussard Managing Director
By:
Liana Tchernysheva Managing Director

COMPASS BANK, as a Lender
By:
	Name:	Dorothy Marchand
	Title:	Senior Vice President

CITIBANK, N.A., as a Lender
By:
	Name:	John Miller
	Title:	Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:
	Name:	David Morris
	Title:	Vice President

REGIONS BANK, as a Lender
By:
	Name:	Kelly L. Elmore III
	Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By:
	Name:	John Frazell
	Title:	Director

ROYAL BANK OF CANADA, as a Lender
By:
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.), as a Lender
By:
	Name:	Guy C. Evangelista
	Title:	Senior Vice President

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  Exhibit 4.1
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
ARTICLE I. DEFINITIONS AND REFERENCES
ARTICLE II. AGREEMENTS
ARTICLE III. CONDITIONS OF EFFECTIVENESS
ARTICLE IV. REPRESENTATIONS AND WARRANTIES
ARTICLE V. MISCELLANEOUS